SUB-ITEM 77Q3

AIM Technology Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 3/31/2009
File number: 811-3826
Series No.:  6


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                        6,913
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                        1,006
       Class C                          570
       Class Y                           31
       Investor Class                14,915
       Institutional Class               18


74V. 1 Net asset value per share (to nearest cent)
       Class A                      $ 17.77
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                      $ 16.84
       Class C                      $ 16.40
       Class Y                      $ 17.63
       Investor Class               $ 17.61
       Institutional Class          $ 18.93